                                                                    EXHIBIT 7(b)

                                ENROLLMENT FORM

                   SELF EMPLOYED INDIVIDUAL'S RETIREMENT PLAN

                 (Life Insurance, Fixed and Variable Annuities)

Statement of Participant with respect to a Deferred Retirement Annuity Contract to be issued pursuant to and limited by the master application of the Applicant and the terms of HR-10 Master Trust Agreement _________________________________
                                                       IRS SERIAL NUMBER

                         ILLINOIS STATE BANK OF CHICAGO

                               Name of Applicant

IF YOU WOULD LIKE TO RECEIVE THE "STATEMENT OF ADDITIONAL INFORMATION" BOOKLET FOR THE GROUP VARIABLE ANNUITY CONTRACTS, PLEASE CHECK (X) THE BOX. [ ]
================================================================================

1. Name of Participant ______________________ ________________ _________________
                                Last               First              Middle

2. Residence ___________________________________________________________________
                     Number          Street       City     State     Zip Code

3. Date of Birth ______________  4. Sex ______  5. Place of Birth ______________
                 Month Day Year                                   City   State

6. Employer ____________________________________________________________________

7. Employers Address ___________________________________________________________
                     Number          Street       City     State     Zip Code

8. Date of Employment ______________ 9. Annual Compensation ____________________
                      Month Day Year
                                     10. Soc. Sec. # _________________

11. Check One: [ ] Sole Proprietor        [ ] More than 10% Partner
               [ ] Regular Employee       [ ] 10% or Less Partner

12. Beneficiary (State Relationship) ___________________________________________
================================================================================

                            VOLUNTARY CONTRIBUTIONS

[ ] I wish to make Voluntary Contributions in the amount of $_________
    Payable _______________________________________
            Annual, Semi-Annual, Quarterly, Monthly

    This Contribution Should Be Allocated as Follows:
            Life Insurance ______%    Fixed ______%    Variable Annuity _____%
            Life insurance allocation cannot exceed 40.0% of total contribution)

[ ] I do not wish to make Voluntary Contributions at this time.
================================================================================

It is understood that while the applicant will hold the master contract, each Participant will at all times have a 100% vested and non-forfeitable interest in his Individual Account.

It is also understood that annuity payments (and termination values, if any) provided by the contract are variable when based on the investment experience of the Company's separate account for variable contracts.

I hereby acknowledge receipt of the prospectus dated ________________ covering group variable annuity contracts issued by the Continental Assurance Company.

It is understood that there will be an 8.5% charge against all contributions made under the annuity contract.

DATED AT __________________________  this _____  day of _______________  19 ____
          City            State

____________________________             ______________________________
         WITNESS                            SIGNATURE OF PARTICIPANT


____________________________             ______________________________
 REGISTERED REPRESENTATIVE                         SUPERVISOR
